SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  LODGIAN, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                     52-2093696
------------------------------------           ---------------------------------
      (State of incorporation                      (IRS Employer
           organization)                       Identification No.)

  3445 Peachtree Road, N.E., Suite
          700, Atlanta, GA                                   30326
------------------------------------           ---------------------------------
  (Address of principal executive                         (Zip Code)
             offices)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective
to General Instruction A.(c), please      pursuant to General Instruction
check the following box.  /X/             A.(d), please check the following
                                          box. / /



Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                 Name of exchange of which
      to be so registered                 each class is to be registered
      -------------------                 ------------------------------

Common Stock, par value $.01 per share    American Stock Exchange

Series A Preferred Stock,
par value $.01 per share                  American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None.

                                Explanatory Note

The Registrant hereby files this Form 8-A in order to register the securities listed above pursuant to Section 12(b) of the Act. Pursuant to a Form 8-A filed on November 26, 2002, these securities were previously registered pursuant to
Section 12(g) of the Act.

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
            -------------------------------------------------------

      The description of Registrant's Common Stock, par value $.01 per share and Series A Preferred Stock, par value $.01 per share is incorporated herein by reference to the Registrant's Form 8-A filed on November 26, 2002.

ITEM 2.     EXHIBITS.
            --------

      None.

                                         SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       LODGIAN, INC.


                                       By: /s/   Manuel Artime
                                          --------------------------------------
                                          Name:  Manuel Artime
                                          Title: Vice President and Chief
                                                 Accounting Officer

Date: January 29, 2003